Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NeoGenomics, Inc. of our report dated 1 September 2021 relating to the financial statements of Inivata Limited, which appears in the Report on Form 8-K/A (File No. 001-35756) of NeoGenomics, Inc. dated 1 September 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
1 September 2021